UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 8, 2015

COMVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35572	04-3398741

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

 200 Quannapowitt Parkway
Wakefield, MA
01880

(Address of Principal Executive Offices)
(Zip Code)

Registrant's telephone number, including area code: (781) 246-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 8, 2015, Comverse, Inc. (the “Company”) disclosed that it would change its name to Xura, Inc.  The Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Delaware Secretary of State on September 3, 2015 in order to effect this change.  The name change and Certificate of Amendment will become effective on September 9, 2015.  The name change was approved by the Company’s Board of Directors pursuant to Section 242(b)(1) of the Delaware General Corporation Law (the “DGCL”). Under the DGCL, the Certificate of Amendment did not require stockholder approval.  A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The Company also announced that its NASDAQ ticker symbol will change from “CNSI” to “MESG”.  The Company’s common stock will begin trading under the new ticker symbol on September 9, 2015.  In addition, effective September 9, 2015, the bylaws of the Company will be amended and restated to reflect the name change to Xura, Inc.  A copy of the amended and restated bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

The name change does not affect the rights of the Company’s security holders. There were no other changes to the Company’s certificate of incorporation or bylaws in connection with the name change.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.1.	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Comverse, Inc.

3.2	First Amended and Restated Bylaws of Xura, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE, INC.

Date: September 8, 2015
	By:	/s/ Roy S. Luria
Roy S. Luria Executive Vice President, General Counsel

Exhibit Index
Exhibit No.	Description

3.1.	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Comverse, Inc.
3.2	First Amended and Restated Bylaws of Xura, Inc.

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